UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2012

NBC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-48225	47-0793347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 South 19th Street

Lincoln, NE 68501-0529

(Address of principal executive offices)

(402) 421-7300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on June 27, 2011, NBC Acquisition Corp., a Delaware corporation (the “Company”), Nebraska Book Company, Inc., a wholly-owned subsidiary of the Company (“Nebraska Book”), NBC Holdings Corp., the parent of the Company (“NBC Holdings”), and the subsidiaries of Nebraska Book (collectively, with the Company, Nebraska Book and NBC Holdings, the “Debtors”), filed voluntary petitions for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The reorganization cases are being jointly administered as Case No. 11-12005 under the caption “in re Nebraska Book Company, Inc., et al.” (hereinafter referred to as the “Chapter 11 Proceedings”). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On May 30, 2012, the Honorable Peter J. Walsh of the U.S. Bankruptcy Court for the District of Delaware entered an order (the “Confirmation Order”) approving the Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”).

The Plan is subject to certain conditions that must be satisfied prior to the effective date of the Plan (the “Effective Date”). In addition, the Company must perform various administrative actions in conjunction with emergence from Chapter 11. There can be no assurance that the Company will satisfy these conditions, complete such required actions, and emerge from Chapter 11.

Pursuant to the Confirmation Order and as provided in the Plan, claims filed against the Company will receive the treatment set forth in the Plan in complete satisfaction, discharge, and release, effective as of the Effective Date, of claims, interests, and causes of action of any nature whatsoever, including any interest accrued on claims or interests from and after the date we commenced our Chapter 11 Proceedings, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such claims and interests, including demands, liabilities, and causes of action that arose before the Effective Date, as summarized below.

On the Effective Date, the Debtors will obtain access to $80 million in new capital in the form of a term loan (the “New Money Term Loan”) and obtain access to a new $75 million revolving credit facility (the “Exit Revolver”). The New Money Term Loan is fully backstopped by a subset of holders of pre-petition 10% senior secured notes due December 1, 2011, issued by Nebraska Book (the “Pre-Petition Senior Secured Notes”), including one of the largest holders of Pre-Petition Senior Secured Notes in dollar principal amount. The holders of Pre-Petition Senior Secured Notes will receive their pro rata share of: (a) $100 million in new take-back notes (the “Take-Back Notes”) and (b) their pro rata share of substantially all of the reorganized Debtors’ new common equity (the “New Common Equity”), subject to dilution from a management equity incentive plan to be implemented pursuant to the Plan and the warrants described below. Holders of the pre-petition 8.625% senior subordinated notes due March 15, 2012, issued by Nebraska Book (the “Pre-Petition Senior Subordinated Notes”), will receive their pro rata share of warrants for up to an aggregate amount of 22% of the fully diluted New Common Equity, in two tranches: (x) up to 7.0% of the fully diluted new common equity in the form of 7-year warrants with a strike price determined based on an equity value of $100.0 million; and (y) up to 15.0% of the fully diluted new common equity in the form of 7-year warrants with a strike price determined based on an equity value of $150.0 million. The Plan also provides that general unsecured creditors not previously paid in full as critical vendors, counterparties to assumed contracts, or as holders of claims under section 503(b)(9) of the Bankruptcy Code, will receive a cash recovery equal to 4% of their allowed claim amounts.

Pursuant to the Plan, the pre-petition 11% senior discount notes due December 15, 2013, issued by the Company (the “Pre-Petition Senior Discount Notes”) will be cancelled and extinguished on the Effective Date, and holders of Pre-Petition Senior Discount Notes will receive no distribution on account of such holdings. In addition, all outstanding equity interests of the Company, including, but not limited, to all outstanding shares of common stock, par value $0.01 per share (the “Existing Common Stock”), and all outstanding shares of preferred stock, par value $0.01 per share (the “Existing Preferred Stock”), options and contractual or other rights to acquire any equity interests, will be cancelled and extinguished on the Effective Date and holders of the Existing Common Stock and Existing Preferred Stock will receive no distribution on account of such holdings. As of June 4, 2012, there were 554,094 shares of Existing Common Stock outstanding and 10,000 shares of Existing Preferred Stock outstanding.

On the Effective Date, all obligations outstanding under the Company’s $200.0 million Superpriority Debtor-In-Possession Credit Agreement, will be paid in full in cash using the proceeds of the New Money First Lien Term Loan and the Exit Revolver, as well as cash on hand.

Information as to the assets and liabilities of the Company can be found in the Debtors’ Monthly Operating Report (as described below).

The foregoing description of the Plan and the Confirmation Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and Confirmation Order filed as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 31, 2012, the Debtors filed their monthly operating report for the period from April 1, 2012 to April 30, 2012 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached as Exhibit 99.3 and is incorporated herein by reference.

This Item 7.01 of this Current Report (including Exhibit 99.3 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Financial Operating Data

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Bankruptcy Court. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with Generally Accepted Accounting Principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Company’s reports pursuant to the Exchange Act, and such information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Forward Looking Information

This Current Report on Form 8-K contains “forward-looking statements” made by the Company within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s ability to comply with the terms and conditions of the Plan. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to,

•

the potential adverse impact of the Chapter 11 Proceedings on the Company’s business, financial condition or results of operations, including the Company’s ability to maintain contracts and other customer and vendor relationships that are critical to the Company’s business and the actions and decisions of the Company’s creditors and other third parties with interests in the Company’s Chapter 11 Proceedings;

•

the Company’s ability to maintain adequate liquidity to fund the Company’s operations during the Chapter 11 Proceedings and to fund a plan of reorganization and thereafter, including obtaining sufficient “exit” financing; maintaining normal terms with the Company’s vendors and service providers during the Chapter 11 Proceedings and complying with the covenants and other terms of the Company’s financing agreements;

•

the Company’s ability to obtain court approval with respect to motions in the Chapter 11 Proceedings prosecuted from time to time and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned;

•	goodwill impairment or impairment of identifiable intangibles resulting in a non-cash write down of goodwill or identifiable intangibles; and

•

other risks detailed in the Company’s SEC filings, in particular the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and its Quarterly Reports on Form 10-Q, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control.

Investors and other interested parties can obtain information about the Company’s Chapter 11 filing on the Internet at www.nebook.com/info. Court filings and claims information are available at www.kccllc.net/nbc. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s view only as of the date of this Current Report on Form 8-K, and which the Company assumes no obligation to update.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code

99.2	Confirmation Order

99.3	Monthly Operating Report for the period from April 1 to April 30, 2012, filed with the United States Bankruptcy Court for the District of Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBC ACQUISITION CORP.

Date: June 5, 2012	/s/ Alexi A. Wellman
Alexi A. Wellman
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Third Amended Joint Plan of Reorganization of Nebraska Book Company, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code

99.2	Confirmation Order

99.3	Monthly Operating Report for the period from April 1 to April 30, 2012, filed with the United States Bankruptcy Court for the District of Delaware